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                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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     by Rule 14a-6(e)(2))
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[X]  Soliciting Material Pursuant to Sec. 240.14a-12



               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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FOR IMMEDIATE RELEASE
Contact: Tom Gariepy, Delaware Investments
(215) 255-1495


               Lincoln National Convertible Securities Fund, Inc.
                      Announces Reduction of Management Fee


PHILADELPHIA, PA, June 7, 2001 - The Board of Directors of Lincoln National Convertible Securities Fund, Inc. (NYSE Symbol: LNV) has announced that Delaware Management Company, the Fund's investment adviser, has agreed to waive a portion of its management fee for the period from July 1, 2001 through December 31, 2002. Delaware Management Company will waive 34% of its management fee during this period to offset the costs that the Fund may incur in connection with the litigation and the proxy contest initiated by Phillip Goldstein, a dissident shareholder. Assuming that the Fund maintains its current asset level of approximately $109 million through the end of 2002, the adviser's fee waiver would save the Fund approximately $490,000 through the end of 2002. Because the management fee is calculated as a percentage of the Fund's average net assets, the actual dollar amount of the management fee waiver may be more or less, depending on changes in the level of Fund assets through 2002. The adviser's fee waiver will have the positive effect of increasing returns for all shareholders and is further evidence that Fund management is serving the interests of all Fund shareholders.

Lincoln National Convertible Securities Fund, Inc. is a closed-end, diversified investment management company managed by Delaware Management Company, a series of Delaware Management Business Trust. Delaware Management Business Trust is a wholly-owned subsidiary of Lincoln National Corporation.

The Fund's primary objective is to provide a high level of total return through a combination of capital appreciation and current income. Net assets under management were approximately $109 million as of June 5, 2001.